Exhibit 10.1

CANOPY GROWTH CORPORATION

Exchange Agreement

April 13, 2023

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Section 8.	MISCELLANEOUS	9
(a)	Waiver; Amendment	9
(b)	Assignability	9
(c)	Further Instruments and Acts	9
(d)	Waiver of Jury Trial	10
(e)	Governing Law	10
(f)	Section and Other Headings	10
(g)	Counterparts	10
(h)	Notices	10
(i)	Binding Effect	10
(j)	Notification of Changes	10
(k)	Severability	10
(l)	Entire Agreement	10

Exhibits

Exhibit A:	Investor Information	A-1
Exhibit B:	Promissory Note	B-1
Exhibit C:	Tax Matters	C-1

- ii -

Exchange Agreement

EXCHANGE AGREEMENT, dated as of April 13, 2023 between CANOPY GROWTH CORPORATION, a corporation organized and existing under the Canada Business Corporations Act (the “Company”), and GREENSTAR CANADA INVESTMENT LIMITED PARTNERSHIP, a partnership formed and existing under the law of the Province of British Columbia (the “Investor”).

WHEREAS, the Company and the Investor desire to engage in the Exchange (as defined below) on the terms set forth in this Exchange Agreement.

THEREFORE, the Company and the Investor agree as follows.

Section 1. DEFINITIONS.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Canadian Public Disclosure Record” means all documents filed with the Canadian securities regulatory authorities on SEDAR under the Company’s profile since January 1, 2023.

“Cash Consideration” means, with respect to the Existing Notes of the Investor to be exchanged in the Exchange, an amount equal to the accrued interest (expressed in Canadian dollars) on such Existing Notes from, and including, the “Interest Payment Date” (as defined in the Existing Indenture) immediately preceding the Closing Date to, but excluding, the Closing Date, calculated in accordance with the Existing Indenture; provided, however, that if the Closing Date occurs after any “Regular Record Date” (as defined in the Existing Indenture) and on or before the immediately following Interest Payment Date, then “Cash Consideration” will be deemed to be zero for such Existing Notes (it being understood, for the avoidance of doubt, that accrued and unpaid interest due in respect of such Interest Payment Date will, in accordance with the Existing Indenture, be paid to the person in whose name such Existing Notes are registered at the close of business on such Regular Record Date); and provided further that no additional interest shall accrue on the Existing Notes for any period after the Closing Date.

“Closing” has the meaning set forth in Section 3(b)(i).

“Closing Date” means the later of (a) such date on which the conditions to the Closing set forth in Section 6 are satisfied or waived; and (b) such other date as the Company and the Investor may agree.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the first paragraph of this Exchange Agreement.

“Covered SEC Filings” means each of the following documents, in the form they were filed with the SEC and including any amendments thereto filed with the SEC: (a) the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022; (b) those portions of the Company’s 2021 Proxy Statement on Schedule 14A that are incorporated by reference into the Company’s Annual Report for the fiscal year ended March 31, 2021; and (c) the Company’s Current Reports on Form 8-K (excluding any Current Reports or portions thereof that are furnished, and not filed, pursuant to Item 2.02 or Item 7.01 of Form 8-K, and any related exhibits) filed with the SEC after March 31, 2022.

“DTC” means The Depository Trust Company.

“DWAC” means DTC’s Deposits and Withdrawal at Custodian program.

“DWAC Withdrawal” has the meaning set forth in Section 3(b)(iii)(1).

“Exchange” has the meaning set forth in Section 3(a).

“Exchange Consideration” means, with respect to the Existing Notes of the Investor to be exchanged in the Exchange, (a) cash in an amount equal to the Cash Consideration for such Existing Notes, which cash is to be delivered in respect of such Existing Notes on the Closing Date pursuant to this Exchange Agreement; and (b) the Promissory Note to be delivered pursuant to this Exchange Agreement.

“Existing Indenture” means that certain Indenture, dated as of June 20, 2018, between the Company and the Existing Notes Trustees, as supplemented by that certain Supplement No. 1 to Indenture, dated as of April 30, 2019, between the Company and the Existing Notes Trustees and that certain Supplement No. 2 to Indenture, dated as of June 29, 2022, between the Company and the Existing Notes Trustees.

“Existing Notes” means the Company’s 4.25% Convertible Senior Notes due 2023 issued pursuant to the Existing Indenture.

“Existing Notes Canadian Trustee” means Computershare Trust Company of Canada.

“Existing Notes Trustees” means the Existing Notes U.S. Trustee and the Existing Notes Canadian Trustee.

“Existing Notes U.S. Trustee” means Computershare Trust Company, N.A. (as successor to GLAS Trust Company LLC).

“IRS” means the Internal Revenue Service.

“Liens” has the meaning set forth in Section 5(b).

“Promissory Note” means a promissory note with a principal amount of C$100,000,000 in the form attached as Exhibit B hereto to be issued by the Company to the Investor on the Closing Date.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Tax Act” has the meaning set forth in Section 7(b).

“Taxes” has the meaning set forth in Section 7(c).

Section 2. RULES OF CONSTRUCTION. For purposes of this Exchange Agreement:

(a) “or” is not exclusive;

(b) “including” means “including without limitation”;

(c) “will” expresses a command;

(d) words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(e) “herein,” “hereof” and other words of similar import refer to this Exchange Agreement as a whole and not to any particular Section or other subdivision of this Exchange Agreement, unless the context requires otherwise;

(f) references to currency and to “$” mean the lawful currency of the United States of America, and references to “C$” mean the lawful currency of Canada, unless the context requires otherwise; and

(g) the exhibits to this Exchange Agreement are deemed to form part of this Exchange Agreement.

Section 3. THE EXCHANGE.

(a) Generally. Subject to the other terms of this Exchange Agreement, the Investor agrees, on the Closing Date, to exchange (the “Exchange”), with the Company the aggregate principal amount of Existing Notes, CUSIP No. AT1058540, set forth in Exhibit A hereto that it beneficially owns for Exchange Consideration in kind and amount corresponding to such principal amount of Existing Notes, deliverable on the date(s) set forth in this Exchange Agreement.

(b) Closing.

(i) Closing; Location. The Exchange will be settled as follows: on the Closing Date, the Investor will deliver its Existing Notes to the Company and the Company will deliver the Promissory Note to the Investor (the “Closing”). Closing will take place at the offices of Cassels Brock & Blackwell LLP, Suite 2100, Scotia Plaza, 40 King Street West, Toronto, Ontario M5H 3C2, Canada, at 10:00 a.m., New York City time, on the Closing Date.

(ii) Conveyance of Title; Release of Claims. Subject to the other terms and conditions of this Exchange Agreement, at the Closing, subject to satisfaction of the terms and conditions of this Exchange Agreement, including the conditions set forth in Section 6, the Investor hereby agrees to sell, assign and transfer to, or upon the order of, the Company, all right, title and interest in such portion of the Existing Notes as indicated on Exhibit A hereto, and effective as of the Closing, waives any and all other rights with respect to such Existing Notes and the Existing Indenture and releases and discharges the Company from any and all claims, whether now known or unknown, the Investor may now have, or may have in the future, arising out of, or related to, such Existing Notes, including any claims arising from any existing or past defaults under the Existing Indenture, or any claims that the Investor is entitled to receive additional, special or default interest with respect to the Existing Notes, provided that, for certainty, the provisions of this Section 3(b)(ii) shall not affect the rights, entitlements, claims or other benefits the Investor may have if the Closing does not occur in the manner contemplated by this Exchange Agreement. The Investor agrees that the Investor shall not take any steps to enforce any of its rights with respect to the Existing Notes on or after the Closing Date other than its right to receive the Exchange Consideration pursuant to this Exchange Agreement.

(iii) Delivery of Existing Notes and Exchange Consideration.

(1) DWAC Withdrawal. Subject to satisfaction of the applicable conditions precedent specified in this Exchange Agreement, at or prior to 9:30 a.m., New York City time, on the Closing Date, the Investor agrees to direct the eligible DTC participant through which it holds a beneficial interest in the Existing Notes to submit a DWAC withdrawal instruction (the “DWAC Withdrawal”) to the Existing Notes U.S. Trustee for the aggregate principal amount of the Existing Notes to be exchanged by the Investor pursuant to this Exchange Agreement.

(2) Delivery of Exchange Consideration. The Cash Consideration will not be paid nor will the Promissory Note be delivered until a valid DWAC Withdrawal of the Existing Notes has been received and accepted by the Existing Notes U.S. Trustee. If the Closing does not occur, then any Existing Notes submitted for DWAC Withdrawal will be returned to the DTC participant that submitted the DWAC Withdrawal instruction in accordance with the procedures of DTC. On the Closing Date, subject to satisfaction of the conditions precedent specified in this Exchange Agreement, and the prior receipt of a valid DWAC Withdrawal conforming with the aggregate principal amount of the Existing Notes to be exchanged by the Investor, the Company will (A) pay the applicable Cash Consideration to the Investor by wire transfer to the account of the Investor set forth in Exhibit A to this Exchange Agreement; and (B) deliver the Promissory Note to be issued to the Investor in the Exchange in the form attached as Exhibit B hereto.

(3) Acknowledgment of DWAC Posting Expiration; Delivery Instructions. The Investor acknowledges that the DWAC Withdrawal must be posted on the Closing Date and that if it is posted before the Closing Date, then it will expire unaccepted and must be resubmitted on the Closing Date.

(4) Delay of Closing. If (A) the Existing Notes U.S. Trustee is unable to locate the DWAC Withdrawal; or (B) such DWAC Withdrawal does not conform to the Existing Notes to be exchanged in the Exchange, then the Company will promptly notify the Investor. If, because of the occurrence of an event described in clause (A) or (B) of the preceding sentence, the Cash Consideration is not paid or the Promissory Note is not delivered on the Closing Date, then such Cash Consideration or Promissory Note, as applicable, will be paid or delivered, as applicable, on the first Business Day following the Closing Date (or as soon as reasonably practicable thereafter) on which all applicable conditions set forth in clauses (A) or (B) of the first sentence of this paragraph have been cured.

(iv) Questions as to Form. All questions as to the form of all documents and the validity and acceptance of the Existing Notes will be determined by the Company, in its reasonable discretion, which determination will be final and binding.

Section 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company represents and warrants to the Investor and covenants that:

(a) Due Formation, Valid Existence and Good Standing; Power to Perform Obligations. The Company is duly formed, validly existing and in good standing under the Canada Business Corporations Act, with full power and authority to conduct its business as it is currently being conducted and to own its assets. The Company has full power and authority to consummate the Exchange and to enter into this Exchange Agreement and perform all of its obligations hereunder.

(b) Securities Act Matters. The repurchase of the Existing Notes pursuant to this Exchange Agreement is not prohibited by applicable Canadian securities laws.

(c) Non-Contravention. The Exchange and the other transactions contemplated hereby to be performed by the Company will not (i) contravene any law, rule or regulation binding on the Company or any subsidiary thereof or any judgment or order of any court or arbitrator or governmental or regulatory authority applicable to the Company or any such subsidiary; (ii) constitute a breach or violation or result in a default under any loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound; or (iii) constitute a breach or violation or result in a default under the organizational documents of the Company or any subsidiary thereof, except, in the case of clauses (i) and (ii) above, for such contraventions, conflicts, violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Exchange Agreement.

(d) No Consents. No consent, approval, authorization, order, license, registration or qualification of or with any court or governmental or regulatory authority or of the shareholders of the Company is required for the execution, delivery and performance by the Company of its obligations under this Exchange Agreement and the consummation of the transactions contemplated by this Exchange Agreement, except such as have been obtained or made (or will, at the Closing, have been obtained or made) by the Company.

(e) Authorization, Execution, Delivery and Enforceability of This Exchange Agreement and the Promissory Note. This Exchange Agreement and the Promissory Note have each been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable by the Investor in accordance with their respective terms.

(f) Investment Company Act. The Company is not and, after giving effect to the transactions contemplated by this Exchange Agreement, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(g) Accuracy of Filings. The Covered SEC Filings, taken as a whole, do not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents filed and comprising the Canadiain Public Disclosure Record did not at the time of filing and do not contain a misrepresentation (within the meaning of applicable Canadian securities laws).

(h) Additional Documentation. The Company will, upon request, execute and deliver, for itself, any additional documents that the Investor or the Existing Notes U.S. Trustee may reasonably request to complete the Exchange.

(i) Bring-Down of Representations and Warranties. The Company understands that, unless the Company notifies the Investor in writing to the contrary at or before Closing, each of the Company’s representations and warranties contained in this Exchange Agreement will be deemed to have been reaffirmed and confirmed as of Closing, taking into account all information received by the Company.

Section 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR. The Investor represents and warrants to the Company and covenants that:

(a) Power to Perform Obligations and Bind Accounts; Survival of Authority. The Investor has full power and authority to exchange, sell, assign and transfer the Existing Notes to be exchanged pursuant to, and to enter into, this Exchange Agreement and perform all obligations required to be performed by the Investor under this Exchange Agreement.

(b) Ownership of Existing Notes. The Investor is and, immediately before the Closing, will be the beneficial owner of the Existing Notes set forth on Exhibit A.

(c) Securities Law Matters. The Investor did not acquire the Existing Notes, after the original issue date of such Existing Notes, from the Company or any “affiliate” (within the meaning of Rule 144(a) under the Securities Act) of the Company, and, to its knowledge, no “affiliate” of the Company beneficially owned any of the Existing Notes of the Investor at any time during the period of one year preceding the date of this Exchange Agreement or preceding the Closing Date.

(d) Passage of Good Title; No Liens. The Investor is the beneficial owner of the Existing Notes with good, marketable and unencumbered title to the Existing Notes, free and clear of any any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”). When the Existing Notes are exchanged pursuant to this Exchange Agreement, the Company will acquire good, marketable and unencumbered title to the Existing Notes, free and clear of any Liens arising as a result of the holding by the Investor.

(e) Non-Contravention. The Exchange and the other transactions contemplated hereby to be performed by the Investor will not (i) contravene any law, rule or regulation binding on the Investor or any investment guideline or restriction applicable to the Investor (provided that the Investor does not make any representations regarding the application of applicable securities laws); or (ii) constitute a breach or violation or result in a default under the organizational documents of the Investor or any material loan agreement, mortgage, lease or other agreement or instrument to which the Investor is a party or by which it is bound.

(f) Jurisdiction of Residence. The Investor is a resident of the jurisdiction set forth on Exhibit A attached to the Exchange Agreement.

(g) Information Provided. The Investor acknowledges that no person has been authorized to give any information or to make any representation concerning the Company or the Exchange other than as contained in this Exchange Agreement. The Company takes no responsibility for, and provides no assurance as to the reliability of, any other information that others may provide to the Investor.

(h) No Investment, Tax or Other Advice. The Investor confirms that it is not relying on any statement (written or oral), representation or warranty made by, or on behalf of, the Company or any of its affiliates as investment, tax or other advice or as a recommendation to participate in the Exchange and receive the Exchange Consideration in exchange for Existing Notes. Neither the Company nor any of its affiliates is acting or has acted as an advisor to the Investor in deciding whether to participate in the Exchange and to exchange Existing Notes for the Exchange Consideration.

(i) Due Diligence. The Investor is familiar with the business and financial condition and operations of the Company and has had the opportunity to conduct its own investigation of the Company. The Investor has had access to and reviewed such information concerning the Company it deems necessary to enable it to make an informed investment decision concerning the Exchange. The Investor has been offered the opportunity to ask questions of the Company and received answers thereto, as it deems necessary to enable it to make an informed investment decision concerning the Exchange.

(j) Qualified Institutional Buyer Status. The Investor is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. The Investor agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the Exchange.

(k) Mutual Negotiation. The Investor acknowledges that the terms of the Exchange have been mutually negotiated between the Investor and the Company. The Investor was given a meaningful opportunity to negotiate the terms of the Exchange. The Investor had a sufficient amount of time to consider whether to participate in the Exchange, and neither the Company nor any of its affiliates or agents, has placed any pressure on the Investor to respond to the opportunity to participate in the Exchange. The Investor’s participation in the Exchange was not conditioned by the Company on the Investor’s exchange of a minimum principal amount of Existing Notes for the Exchange Consideration.

(l) Additional Documentation. The Investor will, upon request, execute and deliver any additional documents that the Company or the Existing Notes U.S. Trustee may reasonably request to complete the Exchange.

(m) Bring-Down of Representations and Warranties. The Investor understands that, unless the Investor notifies the Company in writing to the contrary at or before Closing, each of the Investor’s representations and warranties contained in this Exchange Agreement will be deemed to have been reaffirmed and confirmed as of Closing, taking into account all information received by the Investor.

Section 6. CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE INVESTOR.

(a) Conditions to the Company’s Obligations. The obligation of the Company to deliver the Exchange Consideration is subject to the satisfaction at or prior to the Closing of each of the following conditions precedent: (i) the representations, warranties and covenants of the Investor in Section 5 hereof are true and correct as of Closing in all respects with the same effect as though such representations and warranties had been made as of Closing; (ii) and all covenants of the Investor in Section 5 to be performed at or before Closing have been performed; and (iii) the conditions precedent set forth in Section 3(b)(iii)(2) and, in the case of the Closing, the receipt by the Company of a valid DWAC Withdrawal conforming to the requirements set forth in this Exchange Agreement.

(b) Conditions to the Investor’s Obligations. The obligations of the Investor to deliver (or cause to be delivered) the Existing Notes and to post the DWAC Withdrawal on the Closing Date are subject to the satisfaction at or prior to the Closing of each of the following conditions precedent: (i) the representations, warranties and covenants of the Company in Section 4 are true and correct as of Closing in all respects with the same effect as though such representations and warranties had been made as of Closing; and (ii) all covenants of the Company in Section 4 to be performed at or before Closing have been performed.

Section 7. TAX MATTERS.

(a) U.S. Persons. The Investor acknowledges that, if it is a United States person for U.S. federal income tax purposes, the Company must be provided with a correct taxpayer identification number (generally, a person’s social security or federal employer identification number) and certain other information on a properly completed and executed IRS Form W-9, which is provided herein on Exhibit C attached to this Exchange Agreement. The Investor further acknowledges that, if it is not a United States person for U.S. federal income tax purposes, the

Company must be provided with the appropriate properly completed and executed IRS Form W-8, attesting to its foreign status and certain other information, including information establishing an exemption from withholding under Sections 1471 through 1474 of the Code. The Investor further acknowledges that it may be subject to 30% U.S. federal withholding or 24% U.S. federal backup withholding on certain payments or deliveries made to it unless it properly establishes an exemption from, or a reduced rate of, such withholding or backup withholding. Without limiting the generality of the foregoing, the Investor hereby represents that it is able to receive any Exchange Consideration hereunder (including any amounts attributable to accrued and unpaid interest) without any U.S. withholding tax and is entitled to provide U.S. tax forms and required attachments indicating the same (including, where relevant, any certifications indicating that the Investor fulfills the requirements of “portfolio interest exemption” as indicated in Exhibit C) and agrees to hold the Company and its agents harmless for the breach of such representation.

(b) Excluded Obligation. For purposes of the Income Tax Act (Canada) (the “Tax Act”), and for greater certainty, the Existing Notes are an “excluded obligation” as defined in subsection 214(8) of the Tax Act.

(c) Withholding Tax. The Company and the Investor acknowledge that all payments or deliveries in connection with the Exchange made by or on behalf of the Company under or with respect to the Exchange Consideration are required to be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter referred to as “Taxes”) imposed or levied by or on behalf of the government of Canada, any province or territory of Canada or any political subdivision or any authority or agency therein or thereof having power to tax, unless such person is required to withhold or deduct Taxes by applicable law or by the interpretation or administration thereof. If any Taxes are required by applicable law to be deducted and withheld in connection with the Exchange Consideration hereunder, the Company shall within the time period for payment required by applicable law, pay to the appropriate governmental body the full amount of such Taxes, and make such reports and filings in connection therewith in the manner required. Where the Company deducts or withholds any amount of Taxes required to be deducted and withheld as contemplated herein, the Company shall be considered for all purposes hereof to have satisfied its obligation to make such amount of the payment and the amount so deducted or withheld shall be deemed to have been paid (or issued) to the Investor hereunder, provided that the Company complies with its obligations to pay such amount to the applicable government authority within the time required.

Section 8. MISCELLANEOUS.

(a) Waiver; Amendment. Neither this Exchange Agreement nor any provisions hereof may be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

(b) Assignability. Neither this Exchange Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof will be assignable by either the Company, on the one hand, or the Investor, on the other hand, without the prior written consent of the other party.

(c) Further Instruments and Acts. Each of the parties to this Exchange Agreement agrees to execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to more effectively carry out the purposes of this Exchange Agreement.

(d) Waiver of Jury Trial. EACH OF THE COMPANY AND THE INVESTOR IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS EXCHANGE AGREEMENT.

(e) Governing Law. This Exchange Agreement will be governed by and construed in accordance with the internal laws of the State of New York.

(f) Section and Other Headings. The section and other headings contained in this Exchange Agreement are for reference purposes only and will not affect the meaning or interpretation of this Exchange Agreement.

(g) Counterparts. This Exchange Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed to be an original and all of which together will be deemed to be one and the same agreement. Delivery of an executed signature page to this Exchange Agreement by facsimile or other electronic transmission (including pdf format) will be effective as delivery of a manually executed counterpart hereof.

(h) Notices. All notices and other communications to the Company provided for herein will be in writing and will be deemed to have been duly given if delivered personally or sent by nationally recognized overnight courier service or by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party may have hereafter specified by notice in writing to the other): (i) if to the Company, Canopy Growth Corporation, 1 Hershey Drive, Smiths Falls, Ontario K7A 0A8, Canada, Attention: Chief Legal Officer; and (ii) if to the Investor, the address provided on the signature page below.

(i) Binding Effect. The provisions of this Exchange Agreement will be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

(j) Notification of Changes. The Company and the Investor hereby covenants and agrees to notify the other party upon the occurrence of any event prior to Closing that would cause any representation, warranty, or covenant given by the notifying party contained in this Exchange Agreement to be false or incorrect.

(k) Severability. If any term or provision of this Exchange Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Exchange Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

(l) Entire Agreement. This Exchange Agreement, including all exhibits hereto, constitutes the entire agreement of the parties hereto with respect to the specific subject matter covered hereby, and supersedes in their entirety all other agreements or understandings between or among the parties with respect to such specific subject matter.

[The Remainder of This Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties to this Exchange Agreement have caused this Exchange Agreement to be duly executed as of the date first written above.

Investor:

GREENSTAR CANADA INVESTMENT LIMITED PARTNERSHIP, by its general partner, GREENSTAR CANADA INVESTMENT CORPORATION
Legal Name

By:	/s/ Kenneth W. Metz
Name: Kenneth W. Metz
Title: President

Investor Address:	Taxpayer Identification Number:

200-150 King Street West	[ ]

Toronto, ON M5H 1J9	Telephone Number:

[ ]

Country (and, if applicable, State) of Residence:

Ontario, Canada

Aggregate Principal Amount of Existing Notes to be Exchanged by the Investor (must be an integral multiple of $1,000):

$100,000,000

[Signature Page to Exchange Agreement]

CANOPY GROWTH CORPORATION

By:	/s/ Christelle Gedeon
Name: Christelle Gedeon
Title: Chief Legal Officer

[Signature Page to Exchange Agreement]

EXHIBIT A

Investor Information

(Complete the Following Form for the Investor)

Legal Name of Exchanging Holder:

Aggregate principal amount of

Existing Notes to be exchanged

(must be a multiple of $1,000):

Exchanging Holder’s Address:

Telephone:

Country (and, if applicable, State)

of Residence:

Taxpayer Identification Number:

Account for Existing Notes

DTC Participant Number:

DTC Participant Name:

DTC Participant Phone Number:

DTC Participant Contact Email:

Wire Instructions for Cash Consideration

Beneficiary Bank:

Account Bank:

Beneficiary Bank SWIFT Code:

Beneficiary Bank Address:

Beneficiary Information FFC Below:

Beneficiary Account Name:

Beneficiary Account #:

Beneficiary Address:

A-1

EXHIBIT B

Promissory Note

B-1

EXHIBIT C

Tax Matters

Backup Withholding Tax

Under U.S. federal income tax law, an Investor who exchanges Existing Notes for the Exchange Consideration generally must provide such Investor’s correct taxpayer identification number (“TIN”) on IRS Form W-9 (attached hereto) or otherwise establish a basis for exemption from backup withholding. A TIN is generally an individual holder’s social security number or an Investor’s employer identification number. If the correct TIN is not provided, the Investor may be subject to a $50 penalty imposed by the IRS. In addition, certain payments made to holders may be subject to U.S. backup withholding tax (currently set at 24% of the payment). If an Investor is required to provide a TIN but does not have the TIN, the Investor should consult its tax advisor regarding how to obtain a TIN. Certain holders are not subject to these backup withholding and reporting requirements. Non-U.S. Holders generally may establish their status as exempt recipients from backup withholding by submitting a properly completed applicable IRS Form W-8 (available from the Company or the IRS at www.irs.gov), signed, under penalties of perjury, attesting to such Investor’s exempt foreign status. U.S. backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS. Investors are urged to consult their tax advisors regarding how to complete the appropriate forms and to determine whether they are exempt from backup withholding or other withholding taxes.

Portfolio Interest Exemption (for Investors That Are Not U.S. Persons for U.S. Federal Income Tax Purposes)

Under U.S. federal income tax law, an Investor that exchanges Existing Notes for the Exchange Consideration and is otherwise not eligible to provide an IRS Form W-9 must claim an exemption from U.S. withholding tax on payments or deliveries attributable to accrued and unpaid interest. Any Investor that claims such an exemption under the so-called “portfolio interest exemption” is hereby deemed to represent and certify (along with the providing the applicable IRS Form W-8BEN or W-8BEN-E). However, if the Investor is an intermediary, a foreign partnership or other flow-through entity, then the following adjustments will be made:

A.	The following representation will be provided as applied to the Investor:

•	record ownership under Clause I.

B.	The following representations will be provided as applied to the partners, members or beneficial owners claiming the portfolio interest exemption:

•	beneficial ownership under Clause I,

•	the status in Clause III, and

•	the status in Clause IV.

C-1

C.	The following representation will be provided as applied to the Investor as well as the partners, members:

I.	It is the sole record and beneficial owner of the Existing Notes in respect of which it is providing this certification.

II.	It is not a “bank” (within the meaning of Section 881(c)(3)(A) of the Code).

III.	It is not a “10-percent shareholder” of the Company (within the meaning of Section 881(c)(3)(B) or Section 871(h)(3)(B) of the Code).

IV.	It is not a “controlled foreign corporation” (as such term is defined in Section 881(c)(3)(C) of the Code) related to the Company (within the meaning of Section 864(d)(4) of the Code).

C-2